UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 18, 2003
                                                        ------------------


                         Magellan Petroleum Corporation
                         ------------------------------
             (Exact Name of registrant as specified in its charter)

            Delaware                     1-5507                 06-0842255
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   (State or other jurisdiction       (Commission            (IRS Employer
        of incorporation)             File Number)        Identification No.)


                     P.O. Box 1146, Madison, CT 06443-1146
                     -------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 245-7664
                                                           ---------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


Item 5.          Other Events

           The Waitpinga-1 well in PEL 94 of the Cooper Basin in South Australia is being plugged and abandoned as a dry hole at a cost to MPAL of approximately $383,000.

          On November 15, 2003, the Callisto-1 well in ATP267P well, in the Eromanga Basin in Queensland, was plugged and abandoned as a dry hole at a cost to MPAL of approximately $284,000.

          The after tax effect of the abandonments will be recorded by the Company in the second quarter of its fiscal year ending June 30, 2004 and is estimated to be approximately $257,000.

         Statements in this report that are not historical in nature are intended to be - and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. Among these risks and uncertainties are pricing and production levels from the properties in which the Company has interests, and the extent of the recoverable reserves at those properties. In addition, the Company has a large number of exploration permits and there is the risk that any wells drilled may fail to encounter hydrocarbons in commercial quantities. The Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits -

                           None

                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION



                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         MAGELLAN PETROLEUM CORPORATION
                                         ------------------------------
                                                  (Registrant)



                             By /s/     James R. Joyce
                             -------------------------
                             Name:      James R. Joyce
                             Title:     President


Date:  November 18, 2003